As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NANOVIRICIDES, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0674577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Controls Drive Shelton, Connecticut 06484 (203) 937-6137	Anil Diwan, PhD 1 Controls Drive Shelton, Connecticut 06484 (203) 937-6137
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Campitiello

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus Subject to completion, Dated June 5, 2026

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time shares of our common stock, par value $0.00001 per share (our “Common Stock”), shares of our preferred stock, par value $0.00001 per share (our “Preferred Stock”), debt securities, warrants, rights, and units that include any of these securities. The Preferred Stock or warrants may be convertible into or exercisable for shares of our Common Stock or shares of our Preferred Stock or other of our securities registered hereunder. The debt securities may be convertible into or exchangeable for shares of our Common Stock or shares of our Preferred Stock. Our Common Stock is listed on the New York Stock Exchange American (the “NYSE American”) and trades under the symbol “NNVC.”

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

The aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $35,500,000, based on approximately 22,982,000 shares of outstanding Common Stock as of June 4, 2026, of which approximately 626,000 shares were held by affiliates, and based on the closing sale price of our Common Stock of $1.59 on June 2, 2026.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

See the “Risk Factors” section of this prospectus on page 3, our filings with the SEC, and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June    , 2026.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information or document by reference into this prospectus or a related free writing prospectus or use other offering materials, as applicable, containing more specific information about the terms of the securities that are then being offered. We may also authorize one or more related free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information or document incorporated by reference, and any related free writing prospectus or other offering materials, as applicable, we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we incorporate by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information or document incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable.

Neither the delivery of this prospectus nor any sale made under it implies that there has not been any change in our business or affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, or any sale of a security.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The Registration Statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein; but, reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

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AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of that Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements, and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.nanoviricides.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, December 31, 2025, and September 30, 2025, filed with the SEC on May 15, 2026, February 17, 2026, and November 14, 2025, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 14, 2025, and November 26, 2025, May 20, 2026, and May 21, 2026;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after (i) the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, Attention: Corporate Secretary; telephone: (203) 937-6137.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes, or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended June 30, 2025, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

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BUSINESS

General

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 21.

Except where the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “NanoViricides” refer to NanoViricides, Inc.

OUR BUSINESS

We are a clinical stage company with our first drug ready to enter Phase II human clinical efficacy trial, having successfully completed Phase Ia/Ib human clinical safety and tolerability trial. Based on our nanoviricides™ platform technology, we also have several additional drug candidates in various stages of pre-clinical development, including IND-filing stage and late stage IND-enabling non-clinical studies. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

We are engaged in developing a class of drugs, that we call nanoviricides™, using a platform technology based on the application of nanomedicine technologies to the complex issues of viral diseases. This approach enables rapid development of effective new drugs against a number of different viruses, that the viruses are highly unlikely to escape even as they evolve rapidly in the field, solving an important problem in attacking viruses. The virus evolution is known to generate viruses that escape the traditional antiviral approaches vaccines, antibodies and small chemical drugs.

Broad and Expanding Pipeline Based on the Nanoviricide Platform Technology – in Brief

Our powerful Nanoviricides Platform technology has enabled us to develop several drug candidates against a large number of different viruses that could be further improved into clinical drug candidates, thus building a very broad drug pipeline that may lead to exponential growth of the Company upon the approval of our first drug candidate. While our first drug candidate, NV-387, is now in human clinical trials, and another one, NV-HHV-1, is awaiting to go into the clinic, over the years we have developed more than ten drug candidates that, we believe, can be rapidly moved into the clinical stage, for nearly forty different antiviral drug development programs. Our progress to clinic is limited by our resources. We anticipate that once our first drug goes successfully through Phase I and Phase II clinical trials thereby proving our capabilities and our Nanoviricides Platform technology, the Company, assuming it acquires the necessary financings, could enter a phase of exponential growth and rapid clinical development of additional candidates thereby transforming the way viral infections are treated.

In the non-clinical studies leading to the Phase I clinical trial, NV-387 was found to be non-immunogenic, non-allergenic, non-mutagenic, as well as non-genotoxic. No adverse effects were reported in GLP Safety-Toxicology studies in multiple animal models including non-human primates (NHP, Cynomolgus monkeys). The NOAEL (No-Observed-Adverse-Events-Level) was 1,200 mg/Kg and MTD (Maximum Tolerable Dose) was 1,500 mg/Kg in rats, which are very high numbers (high is good).

NV-387 has completed a Phase I human clinical trial for safety and tolerability in healthy subjects that was sponsored by our licensee and collaborator in India, Karveer Meditech Private Limited (“KMPL”). This Phase I clinical trial of (i) NV-387 Oral Syrup and (ii) NV-387 Oral Gummies formulations to evaluate Safety and Tolerability in healthy human subjects was completed with the discharge and final visit of the last subject at the end of December, 2023. There were no reported adverse events, and there were no drop-outs in this clinical trial of 72 subjects. Thus, the drug NV-387, in both of the oral formulations studied, namely oral syrup and oral gummies (a soft solid form that dissolves in the mouth), is deemed to be safe and well tolerated and can be further advanced into Phase II clinical trials, as per communications with the Data Safety and Monitoring Board (DSMB) an independent expert review committee commissioned for this clinical trial. We are awaiting a final report of the clinical trial. This statement regarding safety and tolerability will be evaluated, after we submit the final Phase I report, by the regulatory agency.

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The results of the Phase I clinical trial are consistent with our non-clinical findings.

Thus NV-387 is ready to be advanced into Phase II human clinical trials against the different antiviral indications within its antiviral activity spectrum.

Presently, our focus is on the two separate Phase II clinical trials for NV-387 for the treatment of (i) MPox Virus Infection, and (ii) Viral Acute and Severe-Acute Respiratory Infections (Viral ARI and SARI). We are preparing the clinical trial application for the Phase II MPox trial and we have already obtained preliminary approval from the regulatory ethics committee for the clinical protocol in the Democratic Republic of Congo (DRC). In addition, we have already developed a draft clinical protocol for the Phase II Viral ARI and SARI clinical trial that is now in planning stage.

We plan on further commercial development of NV-387 as a pediatric RSV treatment once additional resources to support the RSV clinical program become available. We plan on re-engaging our HerpeCide program and our HIV program when sufficient resources become available.

We also plan on further developing NV-387 for the treatment of smallpox as a biodefense application, via the US FDA “Animal Rule”. Our work in developing NV-387 for MPox is providing enabling datasets towards approval of NV-387 as a treatment for smallpox because both of these are orthopoxviruses. We are seeking non-dilutive funding for the development of NV-387 for smallpox, a bioterrorism threat.

Additionally, we believe that NV-387 may have effectiveness against many other viruses including viruses that do not have current treatments such as Henipaviruses (Hendra and Nipa viruses), filoviruses (Ebola and Marburg viruses), other hemorrhagic viruses of interest to the Department of Defense, among others. NV-387 mimics Sulfated Proteoglycans that more than 90% of human pathogenic viruses utilize as the first landing site in causing an infection. We plan on seeking collaborations with labs that can broadly test our drugs against multiple viruses as well as non-dilutive funding for such developments.

We also have several additional pre-clinical drug development programs including NV-HHV-1 and related candidates for Herpes Simplex Viruses (HSV-1 that causes cold sores, and HSV-2 that causes genital ulcers), NV-HIV-1 and related candidates for HIV/AIDS, other candidates for Influenza viruses and Dengue viruses, that we plan to advance further towards clinical drug candidates as they progress further when financial resources become available. Thus, we have a strong and broad pipeline that is expected to continue to result in highly effective drug candidates against a number of viral diseases.

We are now at the stage of clinically harnessing the development of Modality 1 and Modality 2 nanoviricides drugs. To recap, Modality 1 drugs mimic Attachment Receptors and possess a very broad spectrum of antiviral activity that includes a large number of different types of viruses. Modality 2 drugs mimic Cognate Receptors and possess a very strong antiviral activity against a set of specific types of viruses. In both cases, the targeted viruses are highly unlikely to escape the drug by evolving variants. NV-387, a Phase II-ready clinical stage drug candidate, is an example of Modality 1 nanoviricides, whereas NV-HHV-1 and NV+HHV-2 are examples of Modality 2 nanoviricides.NV-HHV-1 has completed IND-enabling studies as a Skin Cream for the treatment of Shingles.

We have also continued R&D on Modality 3 nanoviricide drugs that promise potential cures for non-latency viruses. As examples of this technology, NV-387-Rp and NV-387-Ribvp have shown strong effectiveness against Coronaviruses and RSV in animal models respectively, and are expected to be highly active against a number of other viruses based on the known activities of their components. We plan on developing these Modality 3 potential cures of a number of viral diseases after the Modality 1 and Modality 2 drugs.

Overall, since our founding, we have worked on development of approximately 40 different indications of different viral diseases in a number of drug development programs. In the process, we have built an extensive library of both the (i) Nanoviricides Platform know-how and (ii) the actual synthesized chemical drugs.

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Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanovoricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

Description of Property

The Company’s principal executive offices are located at 1 Controls Drive, Shelton, CT, and include approximately 18,000 square feet of office, laboratory, and cGMP-capable drug manufacturing space. These facilities are fully owned by the Company, and not subject to any mortgage or debt.

We subcontract the laboratory research and development work to TheraCour, pursuant to the License Agreement with TheraCour. The work is performed in our own laboratory facility in Shelton, CT. Management believes that the space is sufficient for the Company to monitor the developmental progress at its subcontractors.

Legal Proceedings

From time to time, we are subject to various legal proceedings arising in the ordinary course of business, including proceedings for which we have insurance coverage. There are no pending legal proceedings against the Company to the best of the Company’s knowledge as of the date hereof and to the Company’s knowledge no action, suit or proceeding has been threatened against the Company that we believe will have a material adverse effect to our business, financial position, results of operations, or liquidity.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of Common Stock;

•	shares of Preferred Stock, which may be convertible into shares of Common Stock;

•	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock;

•	warrants exercisable for debt securities, shares of Common Stock, or shares of Preferred Stock;

•	rights to purchase any of such securities; and

•	units composed of our debt securities, shares of Common Stock, shares of Preferred Stock, and warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, relating to such offering.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of Preferred Stock, par value $0.00001 per share, of which 10,000,000 shares are designated as Series A Preferred Stock, par value of $0.00001 per share (our “Series A Preferred Stock”).

As of June 4, 2026, we had 22,982,816 shares of our Common Stock issued and outstanding and 918,422 shares of our Series A Preferred Stock issued and outstanding.

The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may then be listed. Unless approval of our stockholders is so required, our Board of Directors (our “Board”) does not currently intend to seek stockholder approval for the issuance and sale of our Common Stock.

All of our issued and outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Voting, Dividend, and Liquidation Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have never declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Equiniti Trust Company, 28 Liberty Street, 53rd Floor, New York, NY 10005.

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

On February 15, 2010, our board had designated an aggregate of 10,000,000 split-adjusted shares of Series A Preferred Stock. As of June 4, 2026, 918,422 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control,” into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

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DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or re-purchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

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Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

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Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

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Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms, are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

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•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

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•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

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The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the Registration Statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, shares of our Common Stock or shares of our Preferred Stock upon the exercise of the rights;

•	the number and terms of the underlying debt securities, shares of our Common Stock or shares of our Preferred Stock that may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “—Description of Debt Securities” and “—Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of (i) our debt securities, (ii) shares of our Common Stock, (iii) shares of our Preferred Stock, (iv) warrants to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock, or any combination of these securities, and (v) rights to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

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•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market on which the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus or other offering materials, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

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If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements that may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of Common Stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities occur, they will be described in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than shares of Common Stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Lucosky Brookman LLP, will provide opinions regarding the validity of any securities offered by this prospectus. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference and which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website at www.nanoviricides.com.

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PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the Registrant in connection with this offering.

Fee	Total
SEC registration fee	$6,905.00
FINRA filing fee	*
NYSE American listing fee	*
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$6,905.00

* Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	Breach of director’s duty of loyalty to the corporation or its stockholders;

•	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

•	Transaction from which the director derives an improper personal benefit;

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The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

•	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

•	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

•	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed in our periodic reports incorporated by reference herein, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with a limited amount of coverage, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation	Schedule 14C	A	04/23/2009
3.2	Amended and Restated Bylaws	Form 10-Q	3.1	02/22/2010
4.1	Specimen Common Stock Certificate of the Registrant	Form 10-SB	4.1	11/14/2006
4.2*	Form of Certificate of Designation for Preferred Stock*
4.3*	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness
4.4*	Form of Senior Debt Security*
4.5*	Form of Subordinated Debt Security*
4.6*	Form of Warrant Agreement*
5.1	Opinion of Lucosky Brookman LLP				X
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)				X
23.2	Consent of EisnerAmper LLP				X
24.1	Power of Attorney (incorporated by reference to the signature page hereto)				X
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107.1	Filing Fee Table				X

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**	To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on June 5, 2026.

NANOVIRICIDES, INC.

By:	/s/ Anil Diwan
Name:	Anil Diwan
Title:	President, Chief Executive Officer, and Chairman

Each person whose signature appears below hereby constitutes and appoints Peter Tassiopoulos and Tony Isaac, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anil Diwan	President, Chief Executive Officer, and Chairman	June 5, 2026
Anil Diwan	(Principal Executive Officer)

/s/ Meeta Vyas	Chief Financial Officer	June 5, 2026
Meeta Vyas	(Principal Financial and Accounting Officer)

/s/ Makarand Jawadekar	Director	June 5, 2026
Makarand Jawadekar

/s/ Brian Zucker	Director	June 5, 2026
Brian Zucker

/s/ Todd E. Rokita	Director	June 5, 2026
Todd E. Rokita

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POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Anil Diwan, our President, Principal Executive Officer and Chairman, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all pre-and post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil Diwan	President, Chief Executive Officer, and Chairman	June 5, 2026
Anil Diwan	(Principal Executive Officer)

/s/ Meeta Vyas	Chief Financial Officer	June 5, 2026
Meeta Vyas	(Principal Financial and Accounting Officer)

/s/ Makarand Jawadekar	Director	June 5, 2026
Makarand Jawadekar

/s/ Brian Zucker	Director	June 5, 2026
Brian Zucker

/s/ Todd E. Rokita	Director	June 5, 2026
Todd E. Rokita

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